UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado	46-1454523
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220

Centennial, Colorado 80112

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:  333-213113

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Stock”), of PetroShare Corp., a Colorado corporation (the “Registrant”). A description of the Common Stock is set forth under the caption “Description of Capital Stock” in the prospectus  included  in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213113), initially filed with the Securities and Exchange Commission on August 12, 2016 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder. The description of the Common Stock is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PETROSHARE CORP.

Date: November 8, 2016	By:	/s/ Paul D. Maniscalco
Paul D. Maniscalco, Chief Financial Officer

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